POWER OF ATTORNEY

FOR SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

Each of the undersigned Trustees of City National Rochdale Funds (the "Trust") hereby appoints GARRETT D'ALESSANDRO and ANTHONY SOZIO (with full power to each of them to act alone) as his attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statement of the Trust on Forms N-1A and N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration statement and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings or filings of proxy materials. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of this 21st day of January, 2022.

/s/ Jay C. Nadel	/s/ James R. Wolford
Jay C. Nadel	James R. Wolford
Trustee	Trustee

/s/ Daniel A Hanwacker	/s/ Andrew S. Clare
Daniel A. Hanwacker	Andrew S. Clare
Trustee	Trustee

/s/ Jon C. Hunt	/s/ Julie C. Miller
Jon C. Hunt	Julie C. Miller
Trustee	Trustee

1